Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Appoints Susan Healy as EVP and Chief Financial Officer for Crocs Inc.
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BROOMFIELD, COLORADO — May 7, 2024 — Crocs, Inc. (NASDAQ: CROX), a global leader in innovative casual footwear for all, today announced the appointment of Susan Healy as Executive Vice President and Chief Financial Officer of Crocs Inc., effective June 3. Ms. Healy, 58, succeeds Anne Mehlman, who was recently appointed President of the Crocs Brand. Ms. Mehlman will continue to serve as Chief Financial Officer until Ms. Healy’s start date. Ms. Healy will join the executive leadership team and report directly to Andrew Rees, Chief Executive Officer.

"On behalf of the Board, I would like to welcome Susan to Crocs, Inc. Following a comprehensive search, we are pleased to have hired an accomplished financial executive of Susan's caliber," said Tom Smach, Crocs, Inc.'s Chairman.
Andrew Rees, Chief Executive Officer continued, “I am thrilled to welcome Susan to Crocs Inc. as our Chief Financial Officer. Susan is a seasoned financial professional and a Wall Street veteran, with financial leadership and operational experience across several industries. She will be a great addition to our Enterprise leadership team and I look forward to working with her.”

Ms. Healy will have responsibility over financial planning and analysis, accounting, investor relations, tax, internal audit, and corporate development. She joins Crocs, Inc. from IAA, Inc., a global marketplace for automotive buyers and sellers, where she served as Chief Financial Officer and led the company through its $7 billion merger with Ritchie Bros. Auctioneers Incorporated. She has over three decades of financial and operational leadership experience. Prior to 2021, Ms. Healy served as Senior Vice President of Finance for Ulta Beauty. Earlier in her career, she held various senior financial leadership roles in addition to a 12-year tenure at Goldman Sachs. Ms. Healy received her B.S. in Finance from California Polytechnic State University and her J.D. from Harvard Law School.

“I am excited to be joining Crocs Inc. as the Chief Financial Officer” said Ms. Healy. “Crocs, Inc. is an admirable company, with its two iconic brands generating exceptional free-cash-flow and industry-leading margins. I look forward to the opportunity to drive continued, profitable growth for the company and deliver top-tier total shareholder returns.”

The Company reports its fiscal first quarter today, Tuesday, May 7, 2024 before the market opens. A separate press release has been issued this morning with more details.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These include statements regarding future outlook, contributions of new executives, and expectations (financial or otherwise) and intentions. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

Category: Investors
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